PORTLAND GENERAL CORPORATION

                       AMENDED AND RESTATED

            OUTSIDE DIRECTORS' STOCK COMPENSATION PLAN



     Portland  General  Corporation  ("PGC")  considers  it  desirable that members of its Board of Directors ("Board") who represent shareholders, be themselves shareholders.  In order to supplement the direct efforts of the

 Directors themselves toward this end, PGC wishes to increase the ownership interest of outside Directors through awards of PGC Common Stock  ("Common

  Stock").   By  means  of  this Outside Directors' Stock Compensation Plan

  ("Plan")  PGC  wishes  to increase  the  community  of  interest  of  the shareholders at large and  the  PGC  Directors  and  to  make  ownership a dynamic influence on the attitudes of the Board.

     The following Plan was therefore adopted effective April 5,  1989  and is amended and restated effective February 6, 1996.

      1.  PARTICIPATION.

         1.1   Each  outside Director of PGC shall participate in this Plan as follows:

               (a)  A  member  of  the  Board  shall be an outside Director

 ("Director") if and so long as such member is not  an  employee  of PGC or any of its subsidiaries or affiliates.

               (b)  Directors  elected  or appointed on or before April  6,

 1989 shall participate as of such date, and Directors elected or appointed after  April  6, 1989 shall participate as  of  the  fifth  business  day subsequent to the date first elected or appointed.

               (c)  A  Director's  date of participation shall be the Award

 Date.



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               (d)  Each annual meeting  of  shareholders  after  the Award

 Date shall be an Anniversary Date.

      2.  TRANSITION.

         2.1   All awards made prior to January 1, 1996 ("Five-Year Award")

 shall remain in effect and subject to this Plan as provided in Section  8.

  Outside  Directors who presently have unvested Common Stock under a Five-

 Year Award  will  receive a one-time special award ("Transition Award") of

 Common Stock worth $6,500 times the number of years remaining until all of the Common Stock under their present Five-Year Award is scheduled to vest.

 Transition Awards shall be subject to this Plan as provided in Section 8.

         2.2   Directors  first  appointed  or  elected  to the Board after

 January 1, 1996 and all other Directors, once the Common Stock under their

 Five-Year Awards and Transition Awards fully vests, will be awarded Common

 Stock in accordance with the terms and conditions set forth below.

      3.  AWARDS.

         3.1   As  of the Award Date a Director shall, subject  to  Section

 3.2, be awarded Common  Stock  worth $16,500 per year, based on the market value of the stock on the date of  purchase,  times  the  number  of years remaining  in the three-year term of the class of directors in which  the

 Director serves, rounded to the nearest whole share ("Award"), as follows:

               (a)  As  soon  as  practicable  after  the  Award  Date  the

 Administrator shall deliver cash in the amount of the Award and applicable commissions  to  one  or  more  brokers  or  other  third  persons  with

 instructions  to  purchase  Common  Stock  on  the  open  market.   It  is

  understood  that  market  conditions or regulations affecting open market purchases by a corporation of  its  own  shares  may  extend the period of purchase over several days or weeks when



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  substantial sums  are  involved.

 Any  amount  not expended to acquire the Common Stock shall be returned to the Company.

               (b)  When several Directors have the same Award Date, all of the Common Stock  shall  be  purchased  and then divided equally among the

 Directors so that each receives the same number of whole shares regardless of any changes in price that occur while purchases are being carried out.

               (c)  When  all  of  the Common  Stock  has  been  purchased,

  certificates in the names of the Directors  for  their  respective  whole shares  shall  be  delivered  to  the  Administrator.  Each Director shall deposit with the Administrator a blank stock  power,  duly  executed  and guaranteed,  in  a  form  satisfactory  to  the  Administrator  for  each certificate for shares of Common Stock standing in the Director's name.

               (d)  The Administrator shall hold the certificates and stock powers  until  the  shares  of  Common  Stock  are  vested and released as provided in Section 4.

               (e)  The dividends on all unvested shares  of  Common  Stock held by the Administrator for the Director shall be reinvested in the  PGC

 Dividend Reinvestment and Optional Cash Payment Plan ("DRIP") on behalf of and for the account of the Director.  Each Director shall, if requested by the Administrator, execute an authorization form for participation in the

  DRIP.    Each   Director  agrees  not  to  change  or  rescind  the  DRIP

 authorization with  regard  to  any  unvested shares of Common Stock.  The reinvested dividends shall be vested at all times.

         3.2  (a)  Appointment for a partial  year of more than six months will be treated as a full year unless the Director  is



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 appointed to fill a

  vacancy  in  a class that will be elected at the next annual  meeting  of shareholders.  In that case:

                    (i)  If  the  appointment  is six months or more before

  the next annual meeting of shareholders, the Award  will  be  reduced  to

 $16,500  worth  of  Common  Stock  which will vest at the date of the next annual meeting of shareholders.

                    (ii)  If the appointment is less than six months before

 the next annual meeting of shareholders,  the Director will receive a full

 Award, none of which will vest until three  years later on the date of the annual meeting of shareholders at which the class  in  which  the Director serves is again elected.

               (b)  If,  assuming  that  the  Director  were  reelected,  a

  Director's  service would end because of age limitations imposed  by  the

 Articles or Bylaws of PGC before the third Anniversary Date after an Award

 Date, the Award  shall  be  reduced by one-third for each Anniversary Date that would fall after the date the Director's term ends.

         3.3   After all of the  shares  of  Common  Stock  from  an  Award

  (including  Five-Year  Awards  and  Transition  Awards)  have vested, the

  Director  shall  again  receive  an Award unless the Board determines  to terminate the Plan.  The Award Date  for  the  Award shall be the later of the date of the PGC Annual Meeting of Shareholders  coinciding  with  the last  Anniversary  Date  for  the  prior Award to such Director or six (6)

 months after the date of the last preceding sale of any equity security of

 PGC by such Director.  Such Award shall  be  subject to all the provisions of this Plan.

      4.  VESTING; DELIVERY OF SHARES; FORFEITURES.

         4.1   Subject to Sections 3.2(a) and 4.2  through  4.5,  shares of

  Common  Stock in an Award shall vest 100 percent on the



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  third Anniversary

 Date.  Five-Year  Awards  and Transition Awards shall vest and be released as set forth in Section 8.

         4.2   If a Director receives a reduced Award under Section 3.2(b),

 vesting shall be accelerated  so  that the entire award shall vest  on the date the Director's term ends.  For  example, if the Award were reduced by one-third ($16,500 worth of Common Stock),  all  of  the  remaining shares

 ($33,000 worth of Common Stock) would vest on the second Anniversary Date.

         4.3   If a Director ceases to be such on an Anniversary Date, that

 Anniversary Date shall be included in determining the number  of shares of

 Common Stock vested for that Director.

         4.4   If a Director dies, the Director's outstanding Award   shall

 vest as of the date of death.

         4.5   Subject  to  Section  6,  the  certificate  and  stock power covering vested shares of Common Stock shall be delivered to the  Director as soon as practicable after the shares vest.

         4.6   If  a  Director ceases to be such for any reason other  than death, any unvested Common  Stock  shall be forfeited.  The Administrator,

 acting for the Director pursuant to  the blank stock power, shall transfer the unvested Award to PGC.  The Director  or the Director's representative shall execute any documents reasonably requested  by  the Administrator to facilitate the transfer.

      5.  STATUS BEFORE FULL VESTING.

         5.1   Each Director shall be a shareholder of record  with respect to  all  shares  of  Common  Stock,  whether or not vested, and shall  be entitled  to  all of the rights of a registered  holder,  except  that  a

 Director's share  certificates  shall  be  held by the Administrator until delivered in accordance with Section 4.5.



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         5.2   Any   communications  to  shareholders   received   by   the

 Administrator with respect  to  the  shares  of  Common  Stock held by the

  Administrator shall be delivered to the Director as soon as  practicable.

 The  Director shall furnish to the Administrator a current mailing address for such purpose.

         5.3   A Director may not transfer any interest in this Plan or any unvested Common Stock to any person other than as provided in Section 4.6.

      6.  DEATH OF A DIRECTOR.

         The  vested  Common Stock held by the Administrator for a Director who has died shall be  delivered  as soon as practicable to the Director's beneficiary in the following order of priority:

         (a)   To the surviving beneficiary  designated  by the Director in writing to the Administrator;

         (b)   To the Director's surviving spouse;

         (c)   To the Director's estate.

      7.  CHANGE IN CONTROL.

         7.1   Should the PGC shareholders remove a Director from the Board during a current term of office within three (3) years following  a Change in Control (as defined in Section 7.2),  any unvested Common Stock  shall vest up to the numbers of share of Common Stock that would have vested had the Director completed the current term of office.

         7.2   "Change In Control" shall mean an occurrence in which:

               (a)  any  "person" or "group" within the meaning of Sections

 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the

 "Act"), becomes the "beneficial  owner" (as defined in Rule 13-d under the

 Act) of more than thirty percent (30%)  of  the  then  outstanding  voting stock  of  PGC  otherwise  than  through  a



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  transaction  arranged by, or

 consummated with the prior approval of, the Board; or

               (b)  During  any  period  of  two  (2)  consecutive   years,

 individuals who at the beginning of such period constitute the Board  [and any  new Board member whose election by the Board or whose nomination for election  by  the  shareholders  of PGC was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who either were

  Board  members at the beginning of  such  period  or  whose  election  or nomination  for  election was previously so approved] cease for any reason to constitute a majority thereof.

      8.  TRANSITION PROVISIONS.

         Unless otherwise  specifically  provided  in  this Plan, Five-Year

 Awards and Transition Awards shall be subject to the following provisions:

         (a)   Sections 3.1(d) and 3.1(e), 3.3, 4.3, 4.4,  4.5,  4.6, 5, 6,

 7, 10, and 11.

         (b)   Subject to the provisions set forth in Clause (a), Five-Year

 Awards shall vest as follows:

                                   Percent Vested     Cumulative Percent

 Award Date                               0%                   0%
 First Anniversary Date                  20%                  20%
 Second Anniversary Date                 20%                  40%
 Third Anniversary Date                  20%                  60%
 Fourth Anniversary Date                 20%                  80%
 Fifth Anniversary Date                  20%                 100%



               Each  year  that  a  portion  of the stock under the present

  Five-Year  Award  vests,  a  one-year  portion of  the  stock  under  the

 Transition Award also shall vest.



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      9.  NUMBER OF SHARES.

         The aggregate number of shares of  Common Stock that may be issued pursuant to this Plan shall not exceed 100,000 shares.

     10.  ADMINISTRATION.

         The Plan shall be administered by the  Treasurer ("Administrator")

 who may delegate all or part of the duties required  of  the Administrator hereunder.  Administrator shall have no discretion as to the  Plan, except as to the selection of the brokers or other persons to purchase the Common

  Stock  as  required  in  Section 3.1 and shall perform the duties of  the

 Administrator strictly in compliance with the Plan.

     11.  AMENDMENT OR TERMINATION; MISCELLANEOUS.

         11.1  The Board may  terminate  this  Plan at any time.  The Board may not amend this Plan, including the designation of a new Administrator,

  more  than  once  each  six  months.  No amendment or  termination  shall adversely affect any then outstanding Award.

         11.2  Subject to the rights  of  amendment and termination in this

 Section 11, this Plan shall continue indefinitely.

         11.3  Nothing in this Plan shall create any obligation on the part of the Board to nominate any Director for  reelection  by the shareholders or the Board.

         11.4  The awarding of shares of Common Stock under this Plan shall not  be  considered  or  counted  in "Compensation" for purposes  of  the

 Portland General Electric Company Retirement  Plan  for Outside Directors.

  The  vesting  of  shares  under  the  Plan  shall



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  not  be  included   as

  "Compensation"  for  purposes  of  the  Portland General Electric Company

 Retirement Plan for Outside Directors, effective January 1, 1996.



                                     Portland General Corporation





                                     By:    /s/ K. L. Harrison
                                     Dated:  April 5, 1989
                                     Amended and Restated:  February 6, 1996





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